Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

RadNet, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(r)		$		$0.0001381	$					$
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share	(2)	457(r)				0.0001381
Fees to be Paid	Debt	Debt Securities	(3)	457(r)				0.0001381
Fees to be Paid	Other	Warrants	(4)	457(r)				0.0001381
Fees to be Paid	Equity	Subscription Rights	(5)	457(r)				0.0001381
Fees to be Paid	Other	Units	(6)	457(r)				0.0001381
Fees to be Paid	Equity	Secondary Offering: Common Stock, par value $0.0001 per share	(7)	457(r)				0.0001381
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share	(8)	415(a)(6)	45,894	$	$3,328,691.82		$		S-3	333-269025	12/27/2022		$459.69

Total Offering Amounts:							$3,328,691.82			0.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	The registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.
(2)	See Offering Note 1.
(3)	See Offering Note 1.
(4)	See Offering Note 1.
(5)	See Offering Note 1.
(6)	See Offering Note 1.
(7)	See Offering Note 1.
(8)	The registrant has previously registered the resale of 59,444 shares of common stock of the registrant, par value $0.0001 per share (the “Common Stock”), by certain selling stockholders, offered by means of a 424(b)(7) prospectus supplement, dated October 21, 2025, to the prospectus dated December 27, 2022 (the “Resale Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-269025), filed with the Securities and Exchange Commission on December 27, 2022 (the “Prior Registration Statement”). In connection with the filing of the Resale Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $595.41. A remaining of 45,894 shares of Common Stock registered for resale under the Resale Prospectus Supplement remained unsold (the “Unsold Shares”). Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate registration fee of $459.69 that has already been paid and remains unused with respect to the Unsold Shares pursuant to the Resale Prospectus Supplement may be applied to the filing fees payable pursuant to this registration statement.